151 Farmington Avenue Hartford, Conn. 06156	Media Contact: Cynthia Michener 860-273-8553 michenerc@aetna.com
Investor Contact: Tom Cowhey 860-273-2402 cowheyt@aetna.com

News Release _________________________________________________________

AETNA TO SELL MISSOURI MEDICAID BUSINESS

HARTFORD, Conn., January 22, 2013 -Aetna (NYSE: AET) today announced that it has agreed to sell its Missouri Medicaid business, called Missouri Care, to WellCare Health Plans, Inc. (NYSE: WCG). Financial terms were not disclosed.

The sale of Missouri Care, a MO HealthNet plan, is subject to customary closing conditions, including regulatory approval. Missouri Care provides managed care services to more than 100,000 members in Central, Eastern and Western Missouri.

Missouri Care CEO Pamela Johnson and employees dedicated to the Missouri Care business will join WellCare to help with the goal of ensuring uninterrupted service for members.

The sale of Missouri Care is related to Aetna's proposed acquisition of Coventry Health Care, Inc., which operates a Missouri Medicaid plan called Health Care USA. A combination of Missouri Care and HealthCare USA would exceed permissible membership thresholds under Missouri Medicaid contracts. As previously disclosed, Aetna plans to operate HealthCare USA, with more than 250,000 members, when the Coventry acquisition is completed. Aetna continues to expect that the Coventry acquisition will be completed in mid-2013.

About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving approximately 37.3 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services and health information technology services. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are forward-looking, including Aetna's projection as to the closing date for the proposed Coventry transaction and Aetna's projections as to its employees joining WellCare, the receipt of service by Missouri Care members following the proposed sale of Missouri Care, and Aetna's operation of HealthCare USA following completion of the proposed Coventry acquisition, are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed Coventry and Missouri Care transactions; the risk that a condition to closing of either of the proposed acquisitions may not be satisfied; the risk that one of the applicable required regulatory approvals for either proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the outcome of pending or future litigation relating to either proposed transaction; Aetna's ability to achieve the synergies and value creation contemplated by the proposed Coventry transaction; Aetna's ability to promptly and effectively integrate Coventry's businesses; the diversion of management time on acquisition- and/or divestiture-related issues; and changes in Aetna's future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. Health care reform will significantly impact Aetna's business operations and financial results, including Aetna's medical benefit ratios. Components of the legislation will be phased in over the next several years, and Aetna will be required to dedicate material resources and incur material expenses during that time to implement health care reform. Many significant parts of the legislation, including health insurance exchanges, Medicaid expansion, the scope of “essential benefits,” employer penalties and the implementation of minimum medical loss ratios, require further guidance and clarification at both the federal level and/or in the form of regulations and actions by state legislatures to implement the law. In addition, pending efforts in the U.S. Congress to amend, or restrict funding for various aspects of health care reform and the possibility of additional litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform will not be known for the next several years. Other important risk factors include: adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); adverse changes in health care reform and/or other federal or state government policies or regulations as a result of health care reform or otherwise (including legislative, judicial or regulatory measures that would affect Aetna's business model, restrict funding for or amend various aspects of health care reform, limit Aetna's ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, eliminate or reduce ERISA pre-emption of state laws (increasing Aetna's potential litigation exposure) or mandate coverage of certain health benefits); Aetna's ability to differentiate its products and solutions from those offered by its competitors, and demonstrate that its products lead to access to better quality of care by its members; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu, increased COBRA participation rates or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; increases resulting from unfavorable changes in contracting or re-contracting with providers, and increased pharmacy costs); failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to us; adverse changes in size, product mix or medical cost experience of membership; Aetna's ability to diversify its sources of revenue and earnings; adverse program, pricing or funding actions by federal or state government payors, including as a result of sequestration and/or curtailment or elimination of the Centers for Medicare & Medicaid Services' star rating bonus payments; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the ability to successfully implement Aetna's agreement with CVS Caremark Corporation on a timely basis and in a cost-efficient manner and to achieve projected operating efficiencies for the agreement; Aetna's ability to integrate, simplify, and enhance its existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the success of Aetna's health information technology initiatives; Aetna's ability to successfully integrate its businesses (including Medicity, Prodigy Health Group, PayFlex, and Genworth Financial Inc.'s Medicare Supplement business and other businesses Aetna may acquire in the future, including Coventry) and implement multiple strategic and operational initiatives simultaneously; managing executive succession and key talent retention, recruitment and development; the outcome of various litigation and regulatory matters, including guaranty fund assessments and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna's payment practices with respect to out-of-network providers and/or life insurance policies; reputational issues arising from its social media activities, data security breaches, other cybersecurity risks or other causes; the ability to develop and maintain relations with providers while taking actions to reduce medical costs and/or expand the services Aetna offers; Aetna's ability to maintain its relationships with third party brokers, consultants and agents who sell Aetna's products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; and a downgrade in Aetna's financial ratings. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2011 Annual Report on Form 10-K (Aetna's “Annual Report”), Aetna's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (Aetna's “First Quarter 10-Q”), Aetna's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (Aetna's “Second Quarter 10-Q”) and Aetna's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (together with Aetna's First Quarter 10-Q and Second Quarter 10-Q, Aetna's “Quarterly Reports”), each on file with the SEC. You also should read Aetna's Annual Report and Aetna's Quarterly Reports for a discussion of Aetna's historical results of operations and financial condition.